EXHIBIT NUMBER 6.3




                                EMPLOYMENT AGREEMENT

            1.   AGREEMENT

                 This writing represents an agreement ("Agreement")
            between Morton A. Polster, 64 Brunswick Street, Rochester, NY 14607-2307 (the "Employee") and TORVEC Inc., 11 Pond View Drive, Pittsford, NY, 14534 (the "Employer") and defines the employment relationship between the Employee and the Employer.

            2.   THE EMPLOYEE'S POSITION
                 The Employee shall hold the positions of  Secretary and
            Legal and Patent Counsel and so long as elected by the stockholders a member of the Board of Directors of Employer.. The Employee's duties shall be those usual to the Employee's position in the Employer's industry; provided, however, the Employer, at the Employer's sole discretion, may increase, decrease or otherwise modify the Employee's duties. The Employee shall at all times exercise his best efforts for Employer and shall diligently and proficiently perform his duties for the Employer.

            3.   EMPLOYEE COMPENSATION
                 A.   Annual Salary:

                 The Employer shall pay the Employee, in equal monthly
            installments, at the rate of $150,000.00 per year.
                 B.   Stock Options:

                      Subject to the approval by its shareholders of the
            Company's 1998 Stock Option Plan, there is hereby granted to the Employee a non-qualified stock option to purchase up to 100,000 shares of the Company's $.01 par value Common Stock at an exercise price of $5.00 per share. The option granted


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            hereby shall be subject to the terms and conditions set forth in the Stock Option Agreement attached hereto and made a part hereof. The term of the option shall be for a period of 10 years, shall vest on a cumulative basis at a rate of 20% per year, shall provide for immediate and full vesting in the event the Company is acquired and shall provide that the right to exercise the option in accordance with its terms shall survive the Employee's termination of employment.
            4.   EMPLOYEE BENEFITS
                 A.   Vacation:

                      The Employee is entitled to three (3) weeks paid
            vacation for each twelve (12) months of this Agreement.




















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                 B.   Additional Benefits:

                      1. The Employee will be included in such fringe benefit programs as the Employer hereafter adopts for the benefit of all employees.
                      2. Employer will provide suitable housing for Employee during such periods as Employee physically conducts his business from the Rochester, New York metropolitan area.
                      3. For a period of eighteen months after the commencement of this Agreement, Employer will pay to Employee as additional compensation an amount equal to the amount actually expended by Employee to continue COBRA insurance coverages with his present employer.
                      4.  12 paid holidays per year.
                      5. Sick pay days accrue at the same rate as vacation days.
            5.   TERM OF AGREEMENT
                 This Agreement shall be for a period of three (3) years
            commencing on the first day of the month in which Employer receives the proceeds from its initial public offering of securities and shall automatically renew for three (3) years, unless the Employer informs the Employee of its intention to allow such Agreement to expire by giving written notice to the Employee at least six (6) months prior to the termination date.
            6.   CHANGE OF OWNERSHIP
                 If TORVEC Inc. is bought out by another company, this
            Agreement may also be bought out at the prorated lump sum of base pay and bonus for lesser of twelve months or the remaining months on this Agreement.
            7.   TERMINATION OF THE CONTRACT
                 A.   Cause of Termination:

                      1.   Termination by the Employee
                      The Employee may terminate this Agreement, for any
            reason, upon written notice to the Employer not fewer than twelve (12) months before the date of the intended termination.
                      2.   Termination by Employer


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                      The Employer may at any time terminate this
            Agreement without cause, by a notice to that effect to the Employee. As severance compensation, the Employer shall continue to pay the Employee his base pay and bonus for a period of twelve (12) months, subject to the limitations in Paragraph 7B2(b) below.
                      The Employer may terminate this Agreement without
            notice for just cause, including but not limited to, habitual neglect of or failure to perform duties after written warning from Employer to correct such failure, theft or misappropriation, or the Employee's continued incapacity due to mental or physical illness to perform the Employee's duties.
                      In the event of termination because of incapacity
            to perform due to mental or physical illness only, the Employer shall pay the Employee's monthly salary and minimum bonus for twelve (12) months.
                 B.   Effect of Termination of Agreement:

                      Except as otherwise provided herein, upon
            expiration of the term of this Agreement, or by termination pursuant to any provision of this Agreement, all obligations of the Employee and the Employer shall terminate.
                      If the Employer gives notice to the Employee as
            provided in Paragraph 7A2  herein:
                      1.   The Employee agrees:

                           (a)  To continue to devote his best efforts
            and time to performance of his duties for the Employer and to cooperate with the Employer in effecting an orderly transfer of responsibilities and duties to a successor over a period of time to be determined by the Employer in its sole discretion, but not to exceed three (3) months.
                           (b)  To consult with the Employer as may
            reasonably be required.
                      2.   The Employer agrees:

                           (a) To cooperate in the Employee's effort to obtain new employment;
                           (b)  To continue to pay the Employee, at the
            rate required hereunder, including both salary and minimum bonus until the Employee obtains new employment or until the


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            conclusion of twelve (12) months; and, to the extent the Employee's total compensation in his new employment is less than his total compensation (salary and bonus) from the Employer would have been, the Employer shall pay the difference between the total compensation in the new employment and the total compensation that the Employee would have earned with the Employer until the conclusion of the term of the twelve (12) months following termination;
                           (c) To provide the benefits provided by this Agreement to the Employee until the Employee obtains new employment or until expiration of twelve (12) months whichever occurs first.
            8.   CONFIDENTIALITY AND TRANSFER OF INVENTIONS
                A. Except as may be required by his employment hereunder, Employee will not at any time or in any manner, directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, organization or entity any Trade Secrets of Employer. Trade Secrets include information concerning matters affecting or relating to the products, pricing, marketing and sales strategies, servicing of products, processes, formulas, inventions, discoveries, devices, finances or business of Employer or of its customers. Employee will at all times hold inviolate and keep secret all knowledge or information and Trade Secrets acquired by him concerning the names of the Employer's customers, their addresses, the prices Employer obtains or has obtained from them for its goods or services, all knowledge or information acquired by him concerning the products, formulas, processes, marketing and sales methodology and training and all other trade secrets of Employer's customers. In addition, Employee shall make no disclosure, directly or indirectly, of any financial information, contractual relationships, policies, past or contemplated future actions of policies of Employer, personnel matters, marketing or sales strategies or data, pricing information, technical data or specifications and written or oral communications of any sort of Employer or any of its customers which have not previously been disclosed to the general public with Employer's consent or without first obtaining the consent of Employer for such disclosure. Upon any termination of this Agreement or Employee's employment, Employee or his representatives shall immediately deliver to Employer all notes, notebooks, letters, papers, drawings, memos, communications, blueprints or other writings or data relating to the business of Employer or its customers.
                B. Employee shall promptly disclose to Employer all ideas, discoveries, designs, improvements, innovations and inventions (collectively referred to herein as "inventions"), whether patentable or not, either relating to


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            the existing business, products, plans, processes, or procedures of Employer, or any parent or subsidiary of Employer, or suggested by or resulting from Employee's work at Employer, or resulting wholly or in part from the use of Employer's time, material, facilities or ideas, which Employee makes or conceives, in whole or in part, whether or not during working hours, alone or with others, at any time during the term of his employment pursuant to this Agreement or during the first six-month period immediately following termination of his employment for any reason, and Employee agrees that all such inventions shall be the exclusive property of Employer.
                C. Employee hereby assigns to Employer all his rights and interests in and to all such inventions and all patents which may be obtained on them, in this or any foreign country. At Employer's expense, but without charge to it, Employee agrees to execute, acknowledge and deliver to Employer any specific assignments to any such inventions or other relevant documents and take any such further action as may be considered necessary by Employer at any time to obtain or defend letters patent in any and all countries or to obtain documents relating to registration, ownership or transfer of copyrights, or to vest title in such inventions in Employer or its assigns or to obtain for Employer any other legal protection for such inventions.
                D. Because Employee shall acquire by reason of his employment and association with Employer an extensive knowledge of Employer's Trade Secrets, customers, procedures, and other confidential information, the parties hereto recognize that in the event of a breach or threat of breach by Employee of the terms and provisions contained in this Paragraph 8, compensation alone to Employer would not be an adequate remedy for a breach of those terms and provisions. Therefore, it is agreed that in the event of a breach or threat of a breach of the provisions of this Paragraph 8 by Employee, Employer shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Employee from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties regarding this Agreement have been finally resolved on the merits by settlement or by a court of law. Employee hereby waives any right he may have to require Employer to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases Employer, its officers, directors, employees and agents from and waives any claim for damages against them which he might have with respect to Employer's obtaining in good faith any injunction or restraining order pursuant to this Agreement.


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            Employee agrees that any action for injunction brought pursuant to this Paragraph 8 may be brought in the New York State Supreme Court in the County of Monroe and hereby submits to the jurisdiction of that court and waives any objection as to venue.
            9.   CONSTRUCTION OF THIS AGREEMENT
                 A.   Choice of Law:

                      This Agreement is to be construed pursuant to the
            laws of the State of New York, including New York law regarding choice of law.
                 B.   Invalid Agreement Provisions:

                      Should any provision of this Agreement become
            legally unenforceable, no other provision of this Agreement shall be affected, and the Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.
                 C.   No Other Agreements:

                      This Agreement represents the entire Agreement
            between the Employee and the Employer, and supersedes any and all negotiations and other agreements, oral, implied or written, in any way related to the employment relationship between the Employee and the Employer. No agreements, representations, or understandings (oral, written, or implied) other than those expressly set forth herein have been made or entered into by either party with respect to any aspect of the Employee's employment or any of the matters dealt with herein. In executing this Agreement, neither the Employer nor the Employee relies upon any promise, representation, or other inducement that is not expressed in this Agreement. This Agreement may be modified only by a written Agreement signed by both the Employee and the Employer and may not be modified in any oral agreement or representation.
                 D.   Practices Inconsistent With This Agreement:

                      No provision of this Agreement shall be modified
            or construed by any practice or policy that is inconsistent with such provision, and failure by either the Employee or the Employer to comply with any provision, shall not affect the rights of either to thereafter comply or require the other to comply.


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            10.  ARBITRATION
                 Any dispute between Employer and the Employee in any
            way arising out of this Agreement, other than an action for an injunction brought pursuant to Paragraph 8 of this Agreement, including the termination of employees employment and/or this Agreement, shall be submitted to arbitration by an arbitrator selected by the American Arbitration Association. The arbitrator's decision with respect to any such dispute shall be final and binding. Any such disputes must be submitted to arbitration within six (6) months of termination, cancellation, or expiration of this Agreement. Any party who, in violation of this paragraph, initiates a lawsuit against the other party, shall pay the other party's reasonable attorney's fees and costs incurred in such lawsuit. Except as otherwise provided herein, such arbitration shall take place in accordance with the Rules of Commercial Arbitration of the American Arbitration Association, and shall be held in Monroe County, New York.

                                          TORVEC Inc.

            Date: ______________      By:_____________________________
                                          President
                                          Employer


            Date:______________          ____________________________________
                                          Morton A. Polster
                                          Employee











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                          STOCK OPTION AGREEMENT


                 THIS STOCK OPTION AGREEMENT MADE as of this 1st day of
            January, 1998 between TORVEC, INC., a New York business corporation (herein referred to as the "Company"), and MORTON A. POLSTER (herein referred to as the "Optionee");

                                     WITNESSETH:

                  1. The Company hereby grants to the Optionee an Option (hereinafter referred to as "Option") to purchase an aggregate of 100,000 shares of the $.01 par value Common Stock of the Company (herein referred to as the "Shares") at an exercise price of $5.00 per Share to be paid by the Optionee with cash, a certified check or a bank cashier's check made payable to the order of the Company. Alternatively, provided the Board of Directors shall approve the specific transfer, the Optionee may pay for the Shares, either in whole or in part, by the delivery of Common Stock of the Company already owned by him which will be accepted as payment for the Shares, based upon such Common Stock's fair market value on the date of exercise. In addition, provided the Board of Directors shall approve the specific transfer, payment for the Shares, either in whole or in part, may be made by delivery of Common Stock acquired by the Optionee under any of the Company's stock option plans, provided, however, that if this Option is exercised in part, Shares acquired by such partial exercise may not be used as payment for additional Shares to be acquired under this Agreement. In order for the Optionee to so use shares of Common Stock previously acquired under any of the Company's stock option plans as payment for the Shares either in whole or in part, the transfer of such previously acquired Common Stock as payment for all or a portion of the exercise price under this Agreement must occur more than two years from the date of the grant and one year from the date of exercise of the prior option pursuant to which the Optionee acquired such Common Stock.
                  2. The term during which the Option shall be exercisable shall commence on January 1, 1998 and expire on the close of business December 31, 2007, subject to earlier termination as provided in the Torvec, Inc. 1998 Stock
            Option Plan (herein referred to as the "Plan").   The Option
            to purchase the number of Shares granted under this Agreement shall vest on the 1st day of each of the first five years of the Option Term on a cumulative basis, in accordance with the following schedule:


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                                              VESTED          NON-
                                                            VESTED

                      1/1/98 - 12/31/98        20%            80%
                      1/1/99 - 12/31/99        40%            60%
                      1/1/2000 - 12/31/2000    60%            40%
                      1/1/01 - 12/31/2001      80%            20%
                      1/1/02 - 12/31/2002     100%             0%

            provided however, that to the extent the Optionee shall fail to exercise or, due to the above limitation, be prohibited from exercising his Option in any year during the Option period, such annual right to exercise this Option shall not expire, but shall be cumulative, and carry over into and be exercisable in any subsequent year during which the Option is outstanding.
                      This Option may be exercised by the Optionee in
            accordance with its terms during the Option Term even though, at the time of such exercise, whether in whole or in part, the Optionee is no longer an employee of the Company.
                 3.   Notwithstanding the vesting schedule set forth in
            Section 2 hereof, the Optionee's right to exercise this Option in full shall immediately vest upon the occurrence of a change in control of the Company. For this purpose, the term "change in control of the Company" shall generally include a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company. Specifically, the term shall include (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 50% of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or (ii) the approval by the shareholders of the Company of a reorganization, merger, or consolidation with respect to which, in such case, persons who were shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter, own more than 50% of either the outstanding shares of common stock or the combined voting power of the reorganized, merged or consolidated Company's then outstanding voting securities entitled to vote generally or
            (iii) the liquidation and/or dissolution of the Company.
                  4. The Option is not transferable by the Optionee other than by Will or the laws of descent and distribution


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            and is exercisable, during his lifetime, only by the Optionee. In the event that the right to exercise the Option passes to the Optionee's estate, or to a person to whom such right devolves by reason of the Optionee's death, then the Option shall be non transferable in the hands of the Optionee's Executor or Administrator or of such person, except that the Option may be distributed by the Optionee's Executor or Administrator to the distributees of the Optionee's estate as a part thereof.
                 5. In order for the Option to be exercised, in whole or in part, the notice by the Optionee to the Company in the form attached hereto must be accompanied by payment in full of the option price for the Shares being purchased. In addition, the Optionee agrees to tender to the Company an additional amount, in cash, certified check, cashier's check or bank draft, equal to the amount of any taxes required to be collected or withheld by the company in connection with the exercise of his Option.
                  6. The Company agrees that it will use its best efforts to register the sale of the Shares to be issued upon the exercise of the Option with the Securities and Exchange Commission under the Securities Act of 1933. Upon the effectiveness of the Registration Statement covering the Shares, the Optionee shall be able to sell the Shares in "open market transactions" free of Federal Securities Law restrictions, provided that at the time of sale, or within the three month period immediately prior to such sale, he is not nor has he been an "affiliate" of the Company. The Optionee further understands that, in accordance with applicable Commission rules governing controlling persons of public companies, members of the board of directors of a public company, such as the Company, are deemed to be "affiliates" during their term of office. The Optionee, therefore, agrees that he will consult with the Company's counsel as to any Securities Law restrictions, including a limitation on the number of Shares which may be sold at any one time, on his ability to sell the Shares prior to any sale thereof.
                  7. The Company agrees to provide the Optionee with a copy of the Prospectus prepared by the Company in connection with the Registration Statement filed to register the Shares, together with its exhibits, and the Company hereby acknowledges its obligation to provide the Optionee with all proxy and other shareholder communications, including the annual report to security holders, for the most recently completed fiscal year of the Company and all updates thereof. The Optionee agrees that prior to exercise, either in whole or in part of the Option granted to him hereunder, he shall have read such materials, including the most recent annual and quarterly reports to shareholders, and shall have received, if requested, and read all the documents


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            incorporated by reference in the Prospectus and Registration Statement filed with the Securities and Exchange Commission.
                  8. The Optionee understands that except as provided in Paragraph 6 above, the Company has not agreed to register either the issuance or the resale of the Shares in accordance with the provisions of the Securities Act of 1933 or to register either the issuance or the resale of the Shares under any applicable State Securities Laws. Hence, the Optionee agrees that by virtue of the provision of certain rules respecting "restricted securities" promulgated under such Federal and/or State Laws, unless the resale of the Shares is registered as provided in Paragraph 6 above, and until the registration of such Shares in accordance with Paragraph 6 above shall have been declared effective by order of the Commission, the Shares which the Optionee shall purchase upon the exercise of this Option must be held indefinitely and may not be sold, transferred, pledged, hypothecated, or otherwise encumbered for value, unless and until a secondary distribution and/or resale of such Shares is subsequently registered under such Federal and/or State Securities Laws, or unless an exemption from registration is available, in which case the Optionee still may be limited as to the amount of the Shares that may be sold, transferred, pledged and/or encumbered for value. The Optionee therefore agrees that, until the registration of such Shares shall have been declared effective by order of the Commission, the Company may affix upon any certificate representing the Shares, a legend that such Shares may not be transferred in violation of Section 5 of the Securities Act of 1933.
                  9. The Optionee understands and agrees that the Shares to be acquired upon the exercise of the Option may not be sold, transferred, exchanged, hypothecated, encumbered, pledged or otherwise disposed of for value for a period of six (6) months from the date of the grant of this Option.
                  10. The Optionee understands that the Company has
            established certain policies and procedures governing trading in the Company's securities, including the Shares to be acquired upon the exercise of this Option, while in possession of material, inside information regarding the Company and/or any of its subsidiaries, receipt of which is hereby acknowledged. The Optionee agrees that upon exercise of this Option, either in whole or in part, he will comply with all of the terms and conditions of such policy, including the procedures and guidelines established for its implementation. In particular, the Optionee agrees that where required under such guidelines and procedures, he will obtain permission of the Company's Clearinghouse Committee composed of senior management prior to effectuating any sale


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            or other transfer for value of the Shares to be acquired by virtue of the exercise of this Option.
                 11. All the terms and provisions of the Plan, duly adopted at a meeting of the Company's Board of Directors on _______________ and approved by a majority vote of the Company's shareholders either in person or by proxy at a duly called meeting of such shareholders held on _______________ and as amended to date, are hereby expressly incorporated into this Stock Option Agreement and made a part hereof as if printed herein and the Optionee, by the Optionee's signature hereon, acknowledges receipt of a certified copy of said Plan. If there shall be any conflict between this Agreement and the Plan, the provisions of the Plan shall control.
                 12. In accordance with certain terms and conditions of the Plan, the aggregate number and kind of shares that may be purchased pursuant to the grant of the Option under this Agreement shall be proportionately adjusted for any increase, decrease or change in the total number of the outstanding shares of the Company resulting from a stock dividend, stock-split or other corporate reorganization which would result in or have the effect of the Optionee being treated differently (but for the adjustment) than he would be treated had he been the beneficial owner of the Shares subject to the Option on the record date for such dividend, split or reorganization, as the case may be.
                 13. The Optionee understands that the Option granted hereunder constitutes a "nonqualified stock option" for federal, and if applicable, state income tax purposes. Consequently, the Optionee understands that under current provisions of federal tax law, for regular as well as for purposes to the federal alternative minimum income tax, no gain or loss generally is recognized to the Optionee upon the grant of the Option. In addition, the Company will receive no business expense deduction as a result of the grant of the Option.
                      For federal income tax purposes, upon the exercise
            of the Option, the difference between the exercise price and the fair market value of the Shares on the date of exercise constitutes ordinary income to the Optionee and is taxed to the Optionee at normal, ordinary tax rates, except to the extent the Shares are not transferable and are subject to a substantial risk of forfeiture. To the extent such difference is required to be included as income by the Optionee, the Company is entitled to a business expense deduction. Upon the later sale of the Shares, long or short term capital gain or loss will be recognized by the Optionee, depending upon the holding period (eighteen months for long term capital gain or loss) and the extent to which the selling price exceeds or is less than the Optionee's basis in the stock. The amount of gain will be taxed at normal, ordinary tax rates, with a maximum rate of 20% if the Shares


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            are held for a period of at least eighteen months. If the Shares are held for a period of at least twelve months, the maximum rate on any gain from their sale will be taxed at 28%.
                      The Optionee also understands that the provisions
            of federal tax law described herein are subject to change and, consequently, the Optionee agrees to consult with his or her own tax advisor with respect to the tax treatment to be accorded the grant of the Option herein, the exercise of such Option, and the disposition of the Shares.
                 13. Consistent with the provisions of the Plan, this Agreement shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee, or distributee entitled by law to the Optionee's right hereunder.
                 14. Except insofar as an interpretation of federal securities law otherwise is required, or is controlling, this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
                 IN WITNESS WHEREOF, the Company has caused this
            Agreement to be executed on its behalf by its duly authorized officer and the Optionee has hereunto set his hand, as of the day and year first above written.
                                     TORVEC, INC.
                                     By:  ____________________________
                                          ____________________________
                                          Morton A. Polster, Optionee












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                         NOTICE OF EXERCISE OF STOCK OPTION
                                       AND
                             RECORD OF STOCK TRANSFER

          Torvec, Inc.
          3740 Route 104
          Williamson, New York 14587
          Gentlemen:
               I hereby exercise my Stock Option granted to me by Torvec, Inc. under a Stock Option Agreement dated _______________, subject to all the terms and provisions thereof and of the Torvec, Inc. 1998 Stock Option Plan referred to therein and notify you of my desire to purchase Shares of the $.01 par value Common Stock of the Company which were offered to me pursuant to the Stock Option Agreement.
          Enclosed is my payment in the sum of                 in full
          payment of such Shares.
               I understand that a Registration Statement covering the Shares to be issued to me pursuant to this exercise of the Option granted to me was filed with the Securities and Exchange Commission on _______________. The Registration Statement became effective on _______________. Consequently, I understand that unless I am an "affiliate" of the Company, the Shares I am acquiring are freely tradeable and may be sold by me in "open market" transactions. If I am an "affiliate" of the Company, however, or have been one during the three month period prior to sale, I recognize that I may not sell freely on the open market and therefore agree that I will consult the Company's counsel as to the securities law restrictions on my ability to sell the Shares.
               I also understand that under the Plan, and in accordance with the terms of the Stock Option Agreement, I may not sell, assign, alienate, pledge, encumber or otherwise transfer for value the Shares unless a period of six (6) months has elapsed from the date of the grant of the Option to me.
               I acknowledge that I am aware that the Company has established a policy with respect to trading in its securities while in possession of material inside information regarding the Company and/or its subsidiaries, and that, in accordance with certain guidelines and procedures designed to implement such policy, I may be required to obtain permission from a Clearinghouse Committee, composed of Senior Management, prior

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          to any sale or other transfer for value of the Shares hereby acquired.
               I also acknowledge that I have received and have read the Prospectus dated _______________ prepared by the Company in connection with the grant of the Option contained herein, together with its exhibits, and all proxy and other shareholder communications, including the annual report to security holders, for the most recently completed fiscal year and all quarterly and current updates thereof. I acknowledge that I have received all documents incorporated by reference in the Prospectus and the Registration Statement filed with the Securities and Exchange Commission that I requested and have read the same. I acknowledge that I have had the opportunity to ask questions of and receive answers from the Company's management concerning the information set forth in such Prospectus, reports and updates and have been satisfied with the answers provided regarding the same.
               Finally, I acknowledge that there are significant federal income tax consequences resulting from my exercise of this Option, that I have consulted with and received advice from qualified tax counsel both as to the nature of such tax consequences and their impact upon my own personal income tax situation as the result of such exercise, and that I fully understand such impact and have planned accordingly.

          DATED:
               ______________________________












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               Receipt is hereby acknowledged of the delivery to me by
          Torvec, Inc. on                         , 19       of stock
          certificates for         shares of $.01 par value common stock
          purchased by me pursuant to the terms and conditions of the Torvec, Inc. 1998 Stock Option Plan referred to above.

          DATED:
               ______________________________





















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